UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(AMENDMENT NO.  11)

OxySure® Systems, Inc.

Delaware	3841	71-0960725
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

OxySure Systems, Inc.
10880 John W. Elliot Drive, Suite 600
Frisco, Texas  75034
(972) 294-6450
(Address and telephone number of principal executive offices and principal place of business)

Julian T. Ross
OxySure Systems, Inc.
10880 John W. Elliott Drive, Suite 600
Frisco, Texas  75034
(972) 294-6555
(Name, address and telephone number for agent for service)
______________________
Copies to

Oswald & Yap LLP
16148 Sand Canyon Avenue
Irvine, CA  92618
Telephone: (949) 788-8900
Facsimile (949) 788-8980

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered1	Per Share2	Offering Price	Fee
Selling Security Holders Issued Common Stock, $0.0004 par value per share	1,534,8163	$1.00	$1,534,816	$178.19
Common Stock, $0.0004 par value per share	5,000,0004	$1.00	$5,000,000	$580.50
Underlying Shares for Convertible Preferred Stock, $0.0005 par value per share	2,380,7495	$1.00	$2,380,749	$276.40
Total Registration Fee	8,915,565	$1.00	$8,915,565	$1,035.10

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 11 to the Registration Statement of OxySure Systems, Inc., a Delaware corporation (“Amendment No. 11”), does not relate to our preliminary prospectus which is not amended hereby.  As such, this Amendment No. 11 does not include a copy of our preliminary prospectus.  This Amendment No. 11 is being filed solely for the purpose of submitting certain exhibits.

1 In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.
2 Estimated pursuant to Rule 457(a) of the Securities Act, solely for the purpose of computing the amount of the registration fee.  The selling price of our Common Stock was established arbitrarily.
3 Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling security holders named in the Prospectus or a Prospectus supplement.
4 Represents shares of the Registrant’s common stock being registered for sale in a direct public Offering by the Registrant.
5 Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the conversion of convertible preferred stock that has been issued to the selling stockholders named in the Prospectus or a Prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant relating to the sale of common stock being registered.

SEC Registration Fee(1)	$1,035.10
Transfer Agent Fees	$4,500.00
Legal, Accounting, and Professional Fees and Expenses	$100,000.00
Miscellaneous	$24,500.00

Total	$130,035.10

(1) All amounts are estimates other than the Commission’s registration fee.

Item 14.  Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law.  Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees.  We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise.  We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection.  As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.  Such indemnification agreements may require us, among other things, to:

	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15.  Recent Sales of Unregistered Securities

a)	During 2006, we sold 25,000 shares of common stock for proceeds of $50,000.

b)	During March 2006, we sold 2,325,000 shares of Series A Preferred at a price of $1.00 per share for total cash proceeds of $2,325,000.

c)
In February 2006, we issued 25,000 shares of Series A Preferred to a service provider for service performed in lieu of cash payment.  These shares were valued at $25,000 using the original issue price of the Series A Preferred which is management’s best estimate of fair value.

d)
During 2006, we issued 24,979 shares of Series A Preferred in lieu of cash payment for premiums on its capital leases.  These shares were valued at $60,924 using the fair value of the shares on the date of issuance.  The value of these shares has been recorded as a discount to the capital lease obligation and has been amortized into interest expense over the term of the related lease.

e)	During 2006, we issued options valued at $29,155 for compensation.

f)	During 2006, we issued warrants valued at $47,007 for services.

g)
During the period April 2007 through November 2007, we sold a total of 635,000 shares of common stock to 27 purchasers at $2.50 per share for total cash proceeds of $1,587,500 in a series of transactions related to a private placement of common stock.

h)	During the period April 2007 through July 2007, we issued 20,000 shares of Common Stock for legal services valued at $50,000 based on the fair value of the Common Stock on the dates of issuance.

i)	During October 2007, we issued 59,250 shares for stock options exercised for cash proceeds of $24,068.

j)
During February and March 2007, we issued a total of 5,758 shares of Series A convertible Preferred Stock in lieu of cash payments for premiums on our capital leases.  These shares were valued at $17,554 using the fair value of the shares on the dates of issuance.

k)	During the period January 2007 through October 2007, we issued warrants to purchase a total of 270,000 shares of common stock for services, valued at $356,461 in total, as follows:

·
During January 2007, we issued warrants to purchase 100,000 shares of common stock with an aggregate exercise price of $0.82 per share in return for consulting services.  These warrants were valued at $37,179 using the fair value of the underlying shares on the date of issuance.

·
During August 2007, we issued warrants to purchase 50,000 shares of common stock with an aggregate exercise price of $2.00 per share in connection with a property lease agreement.  These warrants were valued at $57,434 using the fair value of the underlying shares on the date of issuance.

·
During October 2007, we issued warrants to purchase 120,000 shares of common stock with an aggregate exercise price of $0.01 per share in return for consulting services.  These warrants were valued at $299,027 using the fair value of the underlying shares on the date of issuance.

l)
During 2007, we issued options to purchase 187,300 shares of common stock with an aggregate exercise price of $0.92 per share to employees under the 2004 Stock Option Plan.  These options were valued at $172,248 using the fair value of the underlying shares on the date of issuance.  Net of forfeitures, the value was $146,356.

m)	During April 2008, we issued 120,000 shares for warrants exercised for proceeds of $1,200.

n)	During June 2008, we issued 35,000 shares for stock options exercised for proceeds of $8,750.

o)
During February 2008 and March 2008, we sold a total of 40,000 shares of common stock to 4 purchasers at $2.50 per share for total cash proceeds of $100,000 in a series of transactions related to a private placement of common stock commenced in April 2007.

p)
During the period September 2008 through December 2008, we sold a total of 237,000 shares of common stock to 10 purchasers for total cash proceeds of $218,000 in a series of transactions related to a private placement of common stock. Of these 237,000 common shares sold, 20,500 are converted from 16,803 shares of convertible preferred stock we received pursuant to a settlement agreement reached with a former legal services provider.

q)	During September 2008, we received the return of 25,000 shares of our Series A convertible preferred stock pursuant to a settlement agreement reached with a former legal services provider.

r)	During September 2008, we issued 8,197 shares of our Series A convertible preferred stock for $25,000 in cash to one purchaser.

s)
During the period April 2008 through December 2008, we issued penny warrants to purchase a total of 637,485 shares of common stock in connection with financing, valued at $631,683 in total, as follows:

·
During April 2008, we issued warrants to purchase 350,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with a subordinated convertible promissory note.  These warrants were valued at $346,786 using the fair value of the underlying shares on the date of issuance.

·
During September 2008, we issued warrants to purchase 7,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with a loan.  These warrants were valued at $6,940 using the fair value of the underlying shares on the date of issuance.

·
During December 2008, we issued warrants to purchase 280,485 shares of common stock with an aggregate exercise price of $0.01 per share in connection with a subordinated convertible promissory note and a senior convertible promissory note.  These warrants were valued at $277,957 using the fair value of the underlying shares on the date of issuance.

t)
During November 2008, we issued warrants to purchase 25,000 shares of common stock with an aggregate exercise price of $1.00 per share in connection with corporate social responsibility programs.  These warrants were valued at $10,959 using the fair value of the underlying shares on the date of issuance.

u)
During 2008 we issued options to purchase a total of 66,539 shares of common stock with an aggregate grant date fair value of $1.37 per share to employees and non-employees under the 2004 Stock Option Plan for employment and services.  Net of cancellations and forfeitures for the period, these options were valued at $89,957 in total using the fair value of the underlying shares on the dates of issuance.

v)	During the period May 2008 through December 2008, we issued warrants to purchase a total of 115,500 shares of common stock for services, valued at 143,687 in total, as follows:
·
During May 2008, we issued warrants to purchase 8,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with financial advisory services.  These warrants were valued at $19,931 using the fair value of the underlying shares on the date of issuance.

·
During November 2008, we issued warrants to purchase 100,000 shares of common stock with an aggregate exercise price of $0.01 per share in connection with consulting services related to our GSA contract.  These warrants were valued at $99,098 using the fair value of the underlying shares on the date of issuance.

·
During December 2008, we issued warrants to purchase 7,500 shares of common stock with an aggregate exercise price of $1.00 per share in connection with rent expense.  These warrants were valued at $3,327 using the fair value of the underlying shares on the date of issuance.

w)
During the period January through April 2009, we sold a total of 117,500 shares of common stock to four purchasers for total cash proceeds of $117,500 in a series of transactions related to a private placement of common stock.

x)	During December 2009, we issued 125,000 shares for warrants exercised for proceeds of $1,250.

y)
During the period June through December 2009, we issued warrants to purchase a total of 200,998 shares of common stock with an aggregate exercise price of $1.25 per share in connection with financing.  These warrants were valued at $125,719 in total using the fair values of the underlying shares on the date of issuance.

z)
During June 2009, we issued warrants to purchase 125,000 shares, net of cancellations, of common stock with an aggregate exercise price of $0.01 per share for services related to investor relations and consulting related to our direct public Offering.  These warrants were valued at $123,909 in total using the fair values of the underlying shares on the date of issuance.

aa)
During December 2009, we issued warrants to purchase 167,750 shares of common stock with an aggregate exercise price of $0.01 per share in connection with rent expense.  These warrants were valued at a total of $161,677 using the fair values of the underlying shares on the dates of issuance.

bb)
During 2009, we issued options to purchase a total of 343,003 shares of common stock with an aggregate grant date fair value of $0.663 per share to employees and non-employees under the 2004 Stock Option Plan for employment and services.  Net of cancellations and forfeitures for the period, these options were valued at $133,604 in total using the fair value of the underlying shares on the dates of issuance.

cc)	During 2009, we issued warrants to purchase a total of 624,166 shares of common stock for services, valued at $441,592 in total, as follows:

·
During February 2009, we issued warrants to purchase 10,000 shares of common stock with an aggregate purchase price of $1.00 per share for media advisory services.  These warrants were valued at a total of $4,343 using the fair value of the underlying shares on the date of issuance.

·
During March 2009, we issued warrants to purchase 7,500 shares of common stock with an aggregate purchase price of $0.01 per share for sales advisory assistance.  These warrants were valued at a total of $7,431 using the fair values of the underlying shares on the dates of issuance.

·
During March 2009, we issued warrants to purchase 283,333 shares of common stock with an aggregate purchase price of $0.30 per share for distribution and channel development assistance.  These warrants were valued at a total of $214,727 using the fair values of the underlying shares on the dates of issuance.

·
During March 2009, we issued warrants to purchase 83,333 shares of common stock with an aggregate purchase price of $0.30 per share for commercialization strategy and advisory assistance.  These warrants were valued at a total of $63,124 using the fair values of the underlying shares on the dates of issuance.

·
During April 2009 through June 2009, we issued warrants to purchase a total of 240,000 shares of common stock with an aggregate purchase price of $0.657 per share for assistance and services related to the drafting and preparation of our registration documents.  These warrants were valued at a total of $151,967 using the fair values of the underlying shares on the dates of issuance.

dd)	During 2009, we received $167,750 in cash in connection with the issuance of warrants.

ee)
During January 2010, we issued options to purchase a total of 180,000 shares of common stock with an aggregate grant date fair value of $0.80 per share to an employee under the 2004 Stock Option Plan.  These options were valued at $140,141 in total using the fair value of the underlying shares on the dates of issuance.  Of this amount, we recognized expenses of $106,169 during 2010.

ff)
During the period January through December 2010, we issued warrants to purchase a total of 100,997 shares of common stock with an aggregate exercise price of $0.01 per share.  These warrants were valued at $100,239 in total using the fair values of the underlying shares on the date of issuance.

gg)
In March 2010 we issued warrants to purchase 270,000 shares of common stock with an aggregate exercise price of $2.50 per share in connection with a license agreement and distribution agreement.  These warrants were valued at a total of $70,267 using the fair values of the underlying shares on the date of issuance.

hh)
During December 2010, we issued warrants to purchase 143,465 shares of common stock with an aggregate exercise price of $0.01 per share in connection with rent expense.  These warrants were valued at a total of $142,167 using the fair values of the underlying shares on the date of issuance.

ii)
During January 2011, we issued warrants to purchase 100,000 shares of common stock with an aggregate exercise price of $0.82 per share in connection with consulting services.  These warrants were valued at a total of $32,023 using the fair values of the underlying shares on the date of issuance.

jj)
During January 2011, we issued options to purchase a total of 180,000 shares of common stock with an aggregate grant date fair value of $0.78 per share to an employee under the 2004 Stock Option Plan.  These options were valued at $139,745 in total using the fair value of the underlying shares on the dates of issuance.  Of this amount, we recognized expenses of $29,732 the three months ended March 31, 2011.

kk)	During the quarter ended March 31, 2011, we issued 15,000 shares of common stock for options exercised for proceeds of $12,300.

ll)
During March 2011, we issued warrants to purchase 65,000 shares of common stock with an aggregate exercise price of $0.01 in connection with rent expense.  These warrants were valued at a total of $64,414 using the fair values of the underlying shares on the date of issuance.

mm)
During May 2011, we issued options to purchase a total of 100,000 shares of common stock with an aggregate grant date fair value of $1.00 per share to an employee under the 2004 Stock Option Plan.  These options were valued at $21,101 in total using the fair value of the underlying shares on the date of issuance.

nn)
During the period January through June 2011, we issued warrants to purchase a total of 150,684 shares of common stock with an aggregate exercise price of $0.01 per share in connection with financing.  These warrants were valued at $149,313 in total using the fair values of the underlying shares on the dates of issuance.

None of these transactions involved any underwriters or any public offerings.  Each of these transactions was exempt from registration under the Securities Act pursuant to Regulation D of the Securities Act.

These shares were issued without solicitation to friends and relatives of our officers and directors who desired to assist in our development.  We had reasonable grounds to believe prior to making an offer to the above investors, and did in fact believe, when said investments were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks.  The purchasers had access to pertinent information enabling them to ask informed questions.  All such sales were affected without the aid of underwriters, and no sales commissions were paid.  An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, in accordance with Rule 144.

Item 16.  Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation, dated January 14, 2004 *

3.2	Amendment to Articles of Incorporation, dated August 16, 2004*

3.3	Amendment to Articles of Incorporation, dated April 7, 2009*

3.4	Amendment to Articles of Incorporation, dated May 19, 2009*

3.5	Amended and Restated Articles of Incorporation, dated July 7, 2009 *

3.6	Bylaws, dated January 15, 2004*

3.7	Second Amended Certificate of Designations Series A Convertible Preferred Stock*

4.1	Form of Warrant, dated December 2008*

4.2	Form of Subscription Agreement for Preferred Stock (March 2005)*

4.5	Form of Voting Stock Agreement (February 1, 2004)*

5.1	Opinion of Oswald & Yap LLP †

10.1	Initial Employment Agreement with Julian T. Ross, dated January 15, 2004 (As Amended July 19, 2004)*

10.1.1	Amendment to Initial Employment Agreement with Julian T. Ross, dated August 30, 2008*

10.1.2	Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.3	Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.4	Second Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.5	As amended Second Employment Agreement with Julian T. Ross, dated January 15, 2009*

10.1.6	Third Amendment to Second Employment Agreement with Julian T. Ross, dated January 15, 2010*

10.1.7	As amended Second Employment Agreement with Julian T. Ross, dated January 15, 2010*

10.2	Freeman Base Employment Agreement with Scott Freeman, dated September 6, 2005*

10.2.1	Freeman Base Employment Agreement First Amendment dated August 31, 2008*

10.2.2	Freeman Base Employment Agreement Second Amendment dated January 15, 2009*

10.2.3	As amended Freeman Base Employment Agreement dated January 15, 2009*

10.3	Frisco Economic Development Corporation Performance Agreement, dated April 3, 2007*

10.3.1	Frisco Economic Development Corporation Promissory Note, dated April 3, 2007*

10.3.2	Amended and Restated Performance Agreement with the Frisco Economic Development Corporation, dated March 22, 2011*

10.3.3	Renewed and Extended Promissory Note with the Frisco Economic Development Corporation, dated March 22, 2011*

10.4	5-Year Lease Agreement with Sinacola Commercial Properties, Limited. dated March 6, 2007*

10.4.1	First Amendment to the 5-Year Lease Agreement with Sinacola Commercial Properties, Limited, dated August 24, 2007*

10.4.2	Second Amendment to the 5-Year Lease Agreement with Sinacola Commercial Properties, Limited, dated November 24, 2008*

10.4.3	Sinacola Commercial Properties, Ltd. Letter Agreement, dated March 23, 2011*

10.5	First Note extended to Agave Resources, LLC, dated April 15, 2008*

10.5.1	Amendment to First Note extended to Agave Resources, LLC, dated February 20, 2009*

10.5.2	Third Modification of Agreement of Note with Agave Resources, LLC dated August 30, 2010*

10.6	“Second Note” extended to JTR Investments, Limited, dated March 1, 2008*

10.6.1	Amendment to “Second Note” extended to JTR Investments, Limited, dated February 20, 2009*

10.6.2	Third Modification of Agreement of Note with JTR Investments, Limited dated August 30, 2010*

10.7	“Senior Note” Board Approval, dated November 1, 2008*

10.7.1	“Senior Note” extended to JTR Investments, Limited, dated December 31, 2008*

10.7.2	“Senior Note” extended to JTR Investments, Limited, dated June 30, 2009*

10.7.3	Approval of Borrowing Modification with JTR Investments, Limited dated March 30, 2011*

10.8	Asset Purchase and Stock Transfer Agreement with JTR Investments, Limited, and affiliates, dated January 15, 2004*

10.8.1	Exhibits to Asset Purchase and Stock Transfer Agreement with JTR Investments, Limited, and affiliates, dated January 15, 2004*

10.9	Amended Agreement with IR Services, dated June 22, 2009*

10.9.1	Original Agreement with IR Services, Inc., dated April 20, 2009*

10.9.2	Cancellation Agreement and Mutual Release with IR Services, dated December 15, 2009*

10.10	Voting Stock Option Plan, dated February 1, 2004*

10.10.1	Voting Stock Option Plan as Amended and Restated July 19, 2004*

10.11	Form of Subcontractor Agreement and Assignment of Intellectual Property*

10.14	Department of Transportation Approval Letter, dated October 3, 2008*

10.15	Master Lease Agreement with VenCore Solutions, LLC, dated October 26, 2006*

10.15.1	Moratorium on Payment Agreement, Vencore Solutions, LLC dated March 4, 2011*

10.16	North Texas Enterprise Center for Medical Technology License Agreement, dated April 8, 2004*

10.16.1	Amendment of North Texas Enterprise Center for Medical Technology License Agreement, dated August 22, 2004*

10.16.2	Amendment of North Texas Enterprise Center for Medical Technology License Agreement, dated May 26, 2005*

10.17	CitiCapital Lease 1, dated September 13, 2007*

10.18	CitiCapital Lease Agreement 2, dated September 13, 2007*

10.19	CitiCapital Lease Agreement 3, dated September 21, 2007*

10.19.1	Amendment to CitiCapital Lease Agreement 3, dated October 24, 2007*

10.20	Dell Lease 1 Agreement, dated June 5, 2008*

10.21	Dell Lease 2 Agreement, dated June 5, 2008*

10.22	Dell Lease 3 Agreement, dated December 1, 2008*

10.23	Neville Financing Lease Agreement, dated October 17, 2007*

10.24	NMHG- Yale Lease Agreement, dated December 14, 2007*

10.25	Wachovia Lease Agreement, dated December 20, 2007*

10.26	Cancellation Agreement and Mutual Release with RKH Capital, dated June 22, 2009*

10.27	Sinacola Commercial Properties, Ltd. Letter Agreement, dated December 10, 2009*

10.28	Note Agreement with Tony & Judy Alcedo Family Trust, dated December 10, 2009*

10.28.1	Modification of Agreement dated September 1, 2010*

10.29	Afritex License Agreement dated March 26, 2010*

10.29.1	Amendment To License Agreement dated December 16, 2010*

10.29.2	Modification of Agreement dated December 21, 2010*

10.29.3	Second Modification of Agreement with Afritex Medical Products (Pty) Limited, dated March 25, 2011*

10.30	Afritex Distribution Agreement dated March 26, 2010*

10.31	Afritex Note Purchase Agreement dated March 26, 2010*

10.32	Federal Supply Schedule Contract V797P-41 53b effective November 15, 2008 through November 14, 2013*

10.33	Form of Distribution Agreement*

10.34	Memorandum of Understanding dated November 16, 2009 *

10.35	Letter Agreement with Sinacola Commercial Properties, Ltd. dated December 15, 2010 *

10.36	Promissory Note with Sinacola Commercial Properties, Ltd. dated December 31, 2010 *

10.37	Second Promissory Note with Sinacola Commercial Properties, Ltd. dated December 31, 2010 *

10.38	Stock Purchase Warrant with Sinacola Commercial Properties, Ltd. dated December 31, 2010 *

10.39	Sinacola Commercial Properties, Ltd. Letter Agreement, dated March 23, 2011*

10.40	Amended and Restated Performance Agreement with the Frisco Economic Development Corporation, dated March 22, 2011*

10.41	Renewed and Extended Promissory Note with the Frisco Economic Development Corporation, dated March 22, 2011*

10.42	Moratorium on Payment Agreement, Vencore Solutions, LLC dated March 4, 2011*

10.43	Approval of Borrowing Modification with JTR Investments, Limited dated March 30, 2011*

10.44	Second Modification of Agreement with Afritex Medical Products (Pty) Limited, dated March 25, 2011*

14.1	Code of Ethics*

16.1	Letter from the Blackwing Group, LLC dated November 10, 2010 *

23.1	Consent of Oswald & Yap LLP (included in its opinion set forth in Exhibit 5.1 hereto)†

23.2	Consent of Sam Kan & Company, LLC *

99.1	Form of Subscription Agreement*

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act;
_____________
* Previously filed as an exhibit to our Form S-1/A filed with the SEC
† Filed herewith .

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate Offering Price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frisco, Texas as of August 9 , 2011.

OXYSURE SYSTEMS, INC.

By:	/s/ Julian T. Ross
Julian T. Ross
Its:	Chief Executive Officer, President Secretary, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/ Julian T. Ross	Date 8/9/11
Julian T. Ross Chief Executive Officer President, Secretary, and Director (Principal Executive Officer, Principal Accounting Officer, and Principal Financial Officer)

By:	*	Date 8/9/11
Donald Reed Director

By:	*	Date 8/9/11
Vicki Jones Director

By:	Julian T. Ross	Date 8/9/11
Julian T. Ross, Attorney in Fact for Donald Reed and Vicki Jones